Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Dividend Advantage Municipal Fund
333-59770, 811-09475



The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008, August 29, 2008,
September 30, 2008 and additionally adjourned to October
28, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the
fundamental policy relating to tax-exempt municipal bonds.


   For
          14,082,658
                   3,838
   Against
            1,041,372
                      504
   Abstain
               633,996
                      139
   Broker Non-Votes
            4,097,830
                   3,699
      Total
          19,855,856
                   8,180



To approve the new fundamental policy
relating to tax-exempt securities.


   For
          14,205,802
                   3,849
   Against
               921,336
                      500
   Abstain
               630,888
                      132
   Broker Non-Votes
            4,097,830
                   3,699
      Total
          19,855,856
                   8,180

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007556.